                                  EXHIBIT 10.3


                                CYTEL CORPORATION


                            INVESTOR RIGHTS AGREEMENT

                                TABLE OF CONTENTS

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                                                                                          PAGE
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
1.             General......................................................................2
        1.1    Definitions..................................................................2
2.             Restrictions on Transfer; Registration.......................................3
        2.1    Restrictions on Transfer.....................................................3
        2.2    "Piggy-back" Registrations...................................................4
               (c)    Limitation on Subsequent Registration Rights..........................4
        2.3    Form S-3 Registration........................................................5
        2.4    Expenses of Registration.....................................................6
        2.5    Obligations of the Company...................................................6
        2.6    Termination of Registration Rights...........................................7
        2.7    Furnishing Information.......................................................7
        2.8    Indemnification..............................................................8
        2.9    Assignment of Registration Rights...........................................10
        2.10   "Market Stand-Off" Agreement................................................10
        2.11   Rule 144 Reporting..........................................................10
3.             Covenants of the Company....................................................11
        3.1    Delivery of Financial Statements............................................11
        3.3    Preferred Approval..........................................................11
        3.5    Inspection Rights...........................................................12
        3.6    Insider Transactions........................................................12
        3.7    Directors' Fees and Expenses................................................12
        3.8    Confidentiality of Records..................................................12
        3.9    Bylaws......................................................................12
        3.10   Standstill Agreement........................................................12
4.             Right of First Refusal......................................................13
6.             Indemnification.............................................................15
        6.1    Indemnification of Searle...................................................15
        6.2    Notice of Claims by Searle..................................................15
        6.3    Indemnification of Cytel....................................................16
        6.4    Notice of Claims by Cytel...................................................16
        6.5    Third Party Claims..........................................................16
7.             Miscellaneous...............................................................17
        7.1    Governing Law...............................................................17
        7.2    Survival....................................................................17
        7.3    Successors and Assigns......................................................17
        7.4    Severability................................................................17
        7.5    Amendment and Waiver........................................................17
        7.7    Delays or Omissions.........................................................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                          PAGE
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
        7.8    Notices.....................................................................18
        7.9    Titles and Subtitles........................................................19
        7.10   Pronouns....................................................................19
        7.11   Counterparts................................................................19



                                      ii.

                                CYTEL CORPORATION

                            INVESTOR RIGHTS AGREEMENT

        This INVESTOR RIGHTS AGREEMENT (the "Investor Rights Agreement") is entered into as of the 1st day of July, 1999, by and among CYTEL CORPORATION, a Delaware corporation ("Cytel" or the "Company"), G.D. SEARLE & CO., a Delaware corporation ("Searle" or the "Investor") and, solely for purposes of Section 7.6 hereof, Epimmune Inc., a Delaware corporation ("Epimmune").

                                    RECITALS

        WHEREAS, in connection with certain transactions between Cytel and the stockholders of Epimmune involving the exchange of Epimmune stock for Cytel stock, Searle will exchange its shares of Series B and Series B-1 Preferred Stock of Epimmune (the "Epimmune Preferred") for 859,666 newly issued shares of Series S Preferred Stock of Cytel and 549,622 newly issued shares of Series S-1 Preferred Stock of Cytel (collectively, the "Shares"), pursuant to that certain Preferred Stock Exchange Agreement of even date herewith, by and between Searle and the Company (the "Preferred Stock Exchange Agreement" and, together with this Investor Rights Agreement, the "Agreements");

        WHEREAS, in connection with its holdings of Epimmune Preferred, Searle possesses certain registration, information and other rights pursuant to an existing Investor Rights Agreement dated as of February 27, 1998 by and among Epimmune, Searle and the Company (the "Prior Agreement");

        WHEREAS, Epimmune, Searle and the Company desire to terminate the Prior Agreement, and Searle desires to accept the rights created pursuant hereto in lieu of the rights granted to it under the Prior Agreement, with the Prior Agreement being superseded and of no further force or effect as of the date hereof;

        WHEREAS, Cytel and Searle are parties to Stock Purchase Agreements dated as of September 18, 1997 (the "1997 Agreement") and February 27, 1998 (the "1998 Agreement"), and Cytel and Searle desire that Sections 8.1, 8.2, 8.3, 8.4, 9 and 10 of the 1997 Agreement and Sections 7.1, 7.2, 7.3 7.4, 8, 9 and 10 of the 1998 Agreement be superseded by certain sections of this Agreement, so that such sections are the sole agreement with respect to the obligations and rights contained in such sections; and

        WHEREAS, as a condition of entering into the Preferred Stock Exchange Agreement, Searle has requested that the Company extend to it registration rights, information rights and other rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Preferred Stock Exchange Agreement, the parties mutually agree as follows:

        1.      GENERAL.

                1.1 DEFINITIONS. As used in this Investor Rights Agreement the following terms shall have the following respective meanings:

                "COMMON STOCK" means the Common Stock of the Company.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "HOLDER" means any person or entity owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

                "QUALIFIED OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act after the date of this Agreement in which the Company receives gross proceeds of at least $15 million.

                "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all



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

registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                "SHARES" shall mean outstanding shares of the Company's Series S Preferred Stock and Series S-1 Preferred Stock.

                "SEC" or "COMMISSION" means the Securities and Exchange Commission.

        2.      RESTRICTIONS ON TRANSFER; REGISTRATION.

                2.1     RESTRICTIONS ON TRANSFER.

                        (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                                (i)     There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                (ii)    (A) The transferee has agreed in writing
to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                                (iii)   Notwithstanding the provisions of
paragraphs (a)(i) and (a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                        (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, as provided elsewhere in this Agreement or any other applicable agreement or instrument):

                "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                        (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend.

                        (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                2.2 "PIGGY-BACK" REGISTRATIONS. In the event that shares of the Company's equity securities held by any selling stockholder are included in a registration statement under the Securities Act for purposes of the Company's Qualified Offering, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of such registration statement and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder on a pro rata basis with the securities of such other selling stockholders to be included in the Registration Statement. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.

                        (a) UNDERWRITING. The right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to any stockholder of the Company (including the Holders) on a pro rata basis based on the total number of Registrable Securities held by the Holders and securities held by such other stockholders; provided that no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                        (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

                        (c) LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder piggy-back registration rights senior to those granted to the Holders hereunder unless the Company also grants such registration rights to the Holders; provided, however, that this limitation shall not apply to any registration rights granted with respect to any registration of shares of the Company's equity securities under the Securities Act subsequent to the Qualified Offering.

               2.3 FORM S-3 REGISTRATION. In case the Company shall receive from the Investor (or any transferee permitted by Section 7.3) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Investor, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities;



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

                        (b) not include in any such proposed registration any securities of any other holder without the prior written consent of the Investor;

                        (c) permit the Investor to select the underwriter(s) and/or manager(s) to administer the offering of such Registrable Securities; and

                        (d) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Investor's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

                                (i)     if Form S-3 (or any successor or similar
form) is not available for such offering by the Investor other than due to a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, in which event the Company shall effect such proposed registration on Form S-1 (or any successor or similar form);

                                (ii)    if the Investor, together with the
holders of any other securities of the Company permitted by the Investor to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000);

                                (iii)   if within thirty (30) days of receipt of
a written request from the Investor pursuant to Section 2.3(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days;

                                (iv)    if the Company shall furnish to the
Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investor under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                                (v)     if the Company has already effected one
(1) registration on Form S-3 pursuant to this Section 2.3; or

                                (vi)    in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.



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

        Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investor.

                2.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.2 or Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.3, the request of which has been subsequently withdrawn by the Investor unless the withdrawal is based upon material adverse information concerning the Company of which the Investor was not aware at the time of such request. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is not required to pay the Registration Expenses of a withdrawn offering pursuant to this Section 2.4, then the Investor shall not forfeit its rights pursuant to Section 2.3 to an S-3 registration.

                2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.



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                        (d)     Use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

                        (h) Notwithstanding the foregoing, if, at any time following the effectiveness of the Registration Statement, the Company shall have determined that the Company may be required to disclose any material corporate development, the Company may suspend the effectiveness of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act, which suspension shall be concluded as quickly as reasonably possible by the Company consistent with advice of counsel (a "Suspension Period"), by giving notice to the Holders participating in the registration.



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Each Holder agrees that, upon receipt of any notice from the Company of a
Suspension Period, such Holder will not sell any Shares pursuant to the Registration Statement until (i) such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect upon the earlier of (i) completion of the distribution of the Company's Common Stock in the Company's Qualified Offering or the sale of all of its Registrable Securities pursuant to a Form S-3 registration statement filed under Section 2.3, or (ii) the date that all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any ninety (90) day period.

                2.7 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Section 2.2 or Section 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2 or Section 2.3:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by



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

such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                        (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (joint or several) to which the Company or any such director, officer, counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                        (d)     If the indemnification provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                        (e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 (and related obligations) may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, parent, general partner, limited partner or retired partner of a Holder, or (ii) is a Holder's family member, a trust for the benefit of an individual Holder or such Holder's family members or a partnership or other entity all of whose beneficial ownership is held by the Holder or such Holder's family members; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters, in any case not to exceed the following time periods:

                        (a) one hundred eighty (180) days following the Qualified Offering of the Company, provided that the Company, all officers and directors of the Company and any other selling stockholders enter into similar agreements (subject to customary exceptions); and

                        (b) one hundred twenty (120) days following any registered offering of the Common Stock of the Company other than the Qualified Offering; provided, however, that any such request shall be made no more frequently than once every eight (8) months.

        The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods.

                2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                        (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                        (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                        (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        3.      COVENANTS OF THE COMPANY.

                3.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor holds any of the Shares, the Company shall deliver to the Investor copies of its Forms 10-K and 10-Q as filed with the SEC, and other public announcements and releases made by the Company.

                3.2 COMPLIANCE CERTIFICATE. For so long as Searle holds at least 5% of the Company's outstanding capital stock (determined on a fully-diluted, as-converted basis), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to Searle a certificate executed by an officer of the Company certifying that the terms of the Series S Preferred Stock and Series S-1 Preferred Stock and the terms of all other material agreements between Searle and the Company, other than that certain License and Collaboration Agreement dated as of February 27, 1998 between Searle and Epimmune (the "Collaboration Agreement") and any other agreements entered into between Searle and Epimmune or the Company in connection with the Collaboration Agreement, have been complied with.

                3.3 PREFERRED APPROVAL. For so long as any of the Shares remain outstanding, the Company shall not without the prior written consent of the holders of a majority of the Series S Preferred Stock and Series S-1 Preferred Stock, voting together as a single class, (i) amend the Company's Certificate of Incorporation in a manner that specifically and adversely affects the rights, preferences and privileges of the Series S Preferred Stock or Series S-1 Preferred Stock with respect to liquidation preference, voting or dividends, or (ii) enter into any agreement which by its terms restricts the

Company's performance of the terms of the Series S Preferred Stock, the Series S-1 Preferred Stock, the Preferred Stock Exchange Agreement or this Investor Rights Agreement; provided that no such consent shall be required with respect to any Acquisition or Asset Transfer (as defined in the Company's Certificate of Designations of the Series S and Series S-1 Preferred Stock) or the creation or issuance by the Company of any series of Preferred Stock with rights, preferences or privileges senior to or pari passu with the Series S Preferred Stock or Series S-1 Preferred Stock. For purposes of clarification, Section 3(b) shall apply to the Series S Preferred Stock with regard to such Acquisition or Asset Transfer. The rights set forth in this Section 3.3 shall run with the Series S Preferred Stock or Series S-1 Preferred Stock to each transferee or assignee of Shares.

                3.4 BOARD REPRESENTATION. For so long as Searle holds at least 5% of the Company's outstanding capital stock (determined on a fully-diluted, as-converted basis), the Company shall include one representative designated by Searle on the management slate of nominees to the Company's Board of Directors.

                3.5 INSPECTION RIGHTS. For so long as the Company is obligated to include a Searle representative as a nominee to the Company's Board of Directors (the "Designated Director"), Searle shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its directors, officers, employees and independent public accountants, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

                3.6 INSIDER TRANSACTIONS. For so long as Searle holds at least 5% of the Company's outstanding capital stock (determined on a fully-diluted, as-converted basis), the Company shall not without the approval of a majority of the Board of Directors, with all non-interested Directors voting and the approval of the Designated Director, authorize or enter into any transactions with any director or management employee, or such director's or employee's immediate family, other than indemnification and employment related transactions on customary terms.

                3.7 DIRECTORS' FEES AND EXPENSES. For so long as the Designated Director is a member of the Company's Board of Directors the Company covenants to (i) reimburse the Designated Director for all reasonable costs associated with attending meetings of the Board of Directors, and (ii) pay the Designated Director any compensation paid to other members of the Company's Board of Directors in connection with the performance of their duties as a Director.

                3.8 CONFIDENTIALITY OF RECORDS. Searle agrees to keep confidential, and to use its best efforts to insure that its authorized representatives keep confidential, any information furnished or made available to it hereunder in accordance with Section 3.9 of the Preferred Stock Exchange Agreement.

                3.9 BYLAWS. The Company shall not, without prior written consent of Searle, take any action to amend Section 21(b) of Article IV of the Company's Bylaws. This Section 3.9 shall expire and terminate on the earlier of
(i) the closing of a financing, whether public or private, in which the Company receives gross proceeds of at least $15 million from any person or entity other than Searle or any of its affiliates, or (ii) the date on which Searle shall own less than 5% of the Company's outstanding capital stock (determined on a fully-diluted, as-converted basis).

                3.10 STANDSTILL AGREEMENT. The Investor hereby covenants and agrees that, prior to December 31, 2000, it will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, purchase or otherwise acquire or offer or agree to acquire, directly or indirectly, beneficial ownership of any additional equity securities of the Company (or rights or options to purchase such securities) after the Closing in an amount that would cause the Investor to own, on a fully diluted basis, capital stock representing more than 19% of the outstanding shares of Common Stock of the Company, without the prior written consent of the Company; provided, however, that this clause shall not apply to (i) the issuance of the Shares pursuant to the Preferred Stock Exchange Agreement, or (ii) any securities issued with respect to the Shares pursuant to a stock split, stock dividend, recapitalization or reclassification approved by a disinterested majority of the Company's Board of Directors; or (iii) conversion of the Shares to the Company's Common Stock.

        4.      RIGHT OF FIRST REFUSAL.

                4.1 AMENDMENT AND RESTATEMENT OF SECTION 8 OF THE 1998 AGREEMENT. The parties agree that this Section 4 shall supersede, amend and restate Section 8 of the 1998 Agreement so that this Section 4 is the sole agreement with respect to the obligations and rights contained in this Section 4.

                4.2 SUBSEQUENT OFFERINGS. The Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. The Investor's pro rata share is equal to the ratio of (a) the number of shares of Common Stock purchased pursuant to Sections
2.1 and 2.2 of the 1997 Agreement, plus the number of Shares purchased pursuant to the Preferred Stock Exchange Agreement, plus the number of shares of Common Stock (and the number of shares of Common Stock issued or issuable upon the conversion of any Equity Securities) previously purchased pursuant to this Section 4, held by the Investor or any transferee pursuant to
Section 7.3, to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon the conversion of any Equity Securities or upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option, warrant or other right to purchase such a convertible security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such option, warrant or right.

                4.3 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company proposes to issue any Equity Securities, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have forty-five (45) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased; provided, however, if the Company reasonably requests in the Company's original notice that the Investor respond within thirty (30) days (due to timing considerations relating to the closing of the issuance of such Equity Securities), then the Investor shall be required to respond to such notice within thirty (30) days. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Investor if doing so would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable federal securities laws in connection with such offer or sale.

                4.4 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investor fails to exercise in full the right of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's right was not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to Section 4.3 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.3, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investor in the manner provided above.

                4.5 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 4 shall terminate on the first to occur of (a) September 17, 2002, or (b) the first date on which the Investor sells, assigns or otherwise transfers any of the Shares, excluding, however, transfers pursuant to Section 7.3.

                4.6 NO TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 4 may not be assigned or transferred, except as otherwise provided in Section 7.3.

                4.7 EXCLUDED SECURITIES. The right of first refusal established by Sections 4.2, 4.3 and 4.4 shall have no application to any of the following Equity Securities:

                        (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

                        (b) stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement, and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement provided that the right of first refusal established by this Section 4 did not apply to the initial sale or grant by the Company of such rights, agreements, options or warrants;

                        (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than fifty percent (50%) of the voting power of the combined entity;

                        (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                        (e) shares of Common Stock issued upon conversion of any Equity Securities;

                        (f) any Equity Securities issued pursuant to any equipment leasing arrangement; and

                        (g) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and any third party, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements, or (ii) technology transfer, research or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

        5.      CONVERSION COVENANTS.

                5.1 OPTIONAL CONVERSION. The parties agree that, at the option of Searle, all of the shares of Series S-1 Preferred Stock (or the shares of Common Stock issued upon automatic conversion of the Series S-1 Preferred Stock ) may be, in whole or in part, applied to the milestone payments due under the Collaboration Agreement for (a) the start of any Phase III clinical trial for a Product (as defined in the Collaboration Agreement), other than the first Phase III clinical trial for such Product, (b) upon submission of a new drug application or (c) Product launch (the "Milestone Option"); provided that in no event shall less than 50% of any such milestone payment be made in cash; provided further that the Series S-1 Preferred Stock shall have a value of $7.0958 per share for purposes of this Section 5 and that shares of Common Stock issued upon conversion of the Series S-1 Preferred Stock shall have a value equal to the Series S-1 Conversion Price applicable at the time of conversion.

                5.2 MECHANICS OF CONVERSION. In the event that Searle elects the Milestone Option, it shall surrender the certificate or certificates representing the shares of Series S-1 Preferred Stock, duly endorsed, at the office of the Company or of any transfer agent for the Company's Preferred Stock, and shall give written notice to the Company at such office of the milestone payments to which it elects to apply the same pursuant to the Milestone Option. Such payment shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series S-1 Preferred Stock to be applied toward milestone payments pursuant to the Milestone Option. All shares of Series S-1 Preferred Stock surrendered as payment shall be deemed cancelled as of such date.

        6.      INDEMNIFICATION.

                6.1 INDEMNIFICATION OF SEARLE. Cytel agrees to indemnify and hold harmless Searle and its permitted successors and assigns from and against any and all (i) liabilities, losses, costs or damages ("Loss") and (ii) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by Searle or its permitted successors and assigns arising from (A) any breach or failure to perform by Cytel of any of its covenants or agreements contained in this Agreement (except to the extent indemnification therefor is already provided pursuant to Section 2.8 hereof); or (B) any breach of any warranty or the inaccuracy of any representation of Cytel contained in the Preferred Stock Exchange Agreement.

                6.2 NOTICE OF CLAIMS BY SEARLE. If any person indemnified under Section 6.1 hereof believes it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section
6.1 hereof, such person shall so notify Cytel promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified person intends to claim any Loss or Expense under Section 6.1, such indemnified person shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish Cytel's obligations under Section 6.1 if Cytel has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices Cytel.

                6.3 INDEMNIFICATION OF CYTEL. Searle agrees to indemnify and hold harmless Cytel and its permitted successors and assigns from and against any and all Loss and Expense incurred by Cytel and its permitted successors and assigns arising from (i) any breach or failure to perform by Searle of any of its covenants or agreements contained in this Agreement (except to the extent indemnification therefor is already provided pursuant to Section 2.8 hereof); or
(ii) any breach of any warranty or the inaccuracy of any representation of Searle contained in the Preferred Stock Exchange Agreement.

                6.4 NOTICE OF CLAIMS BY CYTEL. If any person indemnified under Section 6.3 believes that it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section 6.3, such person shall so notify Searle or person responsible for such indemnification promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified party intends to claim any Loss or Expense under Section 6.3, such indemnified party shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish Searle's obligations under Section 6.3 if Searle has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices Searle.

                6.5 THIRD PARTY CLAIMS. The indemnifying party shall have the right to participate in, and, to the extent the it so desires, jointly with any other indemnitor similarly noticed, to assume the defense of any third party claim, demand, action or other proceeding with counsel selected by the indemnifying party; provided, however, that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceedings. So long as the indemnifying party has received notice of any third party claim, demand, action or proceeding for which any indemnified party intends to claim any Loss or Expense, and within a reasonable period thereafter the indemnifying party has assumed the defense thereof, the indemnity obligations under this Section 6 shall not apply to amounts paid in settlement of such third party claim, demand, action or proceeding if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The indemnifying party may not settle or otherwise consent to an adverse judgment in any such third party claim, demand, action or proceeding action that diminishes the rights or interests of the indemnified party without the prior express written consent of the indemnified party. The indemnified party, its employees and agents, shall cooperate reasonably with the indemnifying party and its legal representatives in the investigation of any third party claim, demand, action or proceeding covered by this Section 6.

        7.      MISCELLANEOUS.

                7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

                7.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                7.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however, that either the Company or the Investor may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder or (b) in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall also assume all obligations of its assignor under this Agreement.

                7.4 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                7.5     AMENDMENT AND WAIVER.

                        (a) Except as otherwise expressly provided, any provision of this Agreement (other than Sections 2.3, 3, 4, 5, 6 and 7.5(b)) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver of any provisions of this Agreement (other than Sections 3, 4, 5, 6 and 7.5(b)) effected in accordance with this Agreement shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                        (b) Except as otherwise expressly provided, any provision of Sections 2.3, 3, 4, 5, 6 and 7.5(b) of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and Searle.

                7.6 TERMINATION OF PROVISIONS OF PRIOR AGREEMENTS. Cytel, Searle and Epimmune acknowledge and agree that the Prior Agreement is hereby terminated and superseded in its entirety by this Agreement. Cytel and Searle acknowledge and agree that Sections 8.1, 8.2, 8.3, 8.4, 9 and 10 of the 1997 Agreement and Sections 7.1, 7.2, 7.3, 7.4, 8, 9 and 10 of the 1998 Agreement are hereby terminated and superseded in their entirety by the applicable sections of this Agreement. Cytel, Searle and Epimmune acknowledge and agree that the Voting Agreement, dated February, 1998, entered by and among Cytel, Searle and Epimmune is hereby terminated.

                7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

                7.8 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

THE COMPANY:             Cytel Corporation
                         5820 Nancy Ridge Drive
                         San Diego, California  92121
                         Attention:  President
                         Tel:  (858) 860-2500
                         Fax:  (858) 860-2600

with a copy to:          Cooley Godward LLP
                         4365 Executive Drive, Suite 1100
                         San Diego, California 92121
                         Attention: Frederick T. Muto, Esq.
                         Tel:  (858) 550-6000
                         Fax:  (858) 453-3555

SEARLE:                  G.D. Searle & Co.
                         5200 Old Orchard Road
                         Skokie, IL  60077
                         Attention: Vice President, Global Business Development
                         Tel: (847) 982-7000
                         Fax: (847) 581-4070
with a copy to:          G.D. Searle & Co.
                         5200 Old Orchard Road
                         Skokie, IL  60077
                         Attention: Assistant General Counsel
                         Tel:  (847) 982-7000
                         Fax:  (847) 581-4045

                7.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                7.10 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

                7.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.


COMPANY:                                INVESTORS:


CYTEL CORPORATION                       G.D. SEARLE & CO.



By: /S/ ROBERT L. ROE                   By: /S/ G. DE SCHUTTER
   -------------------------------         -------------------------------------

Title: Acting President & C.O.O.        Title: CEO
      ----------------------------            ----------------------------------




ACKNOWLEDGED AND AGREED
SOLELY FOR PURPOSES OF
SECTION 7.6 HEREOF:


EPIMMUNE INC.



By: /S/ DEBORAH SCHUEREN
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Title: President
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